                 [Letterhead of Deloitte & Touche LLP]


                                                         EXHIBIT 99.1





INDEPENDENT AUDITORS' REPORT ON
  FINANCIAL STATEMENT SCHEDULE


To the Shareholders of Nooney Realty Trust, Inc.
St. Louis, Missouri:

We have audited the financial statements of Nooney Realty Trust, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, and have issued our report thereon dated January 22, 1999. Such financial statements and report are included in your 1998 Annual Report to Shareholders and are incorporated herein by reference. Our audits also included the financial statement schedule of Nooney Realty Trust, Inc., listed in Item 14. This financial statement schedule is the responsibility of the Trust's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP



January 22, 1999

[LOGO]

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NOONEY REALTY TRUST, INC.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 1998
-------------------------------------------------------------------------------------------------------------------------

            COLUMN A                          COLUMN B                       COLUMN C                          COLUMN D
            --------                          --------                       --------                          --------
                                                                                                                 COSTS
                                                                                                              CAPITALIZED
                                                                                                             SUBSEQUENT TO
                                                                      INITIAL COST TO TRUST                   ACQUISITION
                                                           -------------------------------------------       ------------
                                                                           BUILDINGS AND                       COSTS OF
          DESCRIPTION                      ENCUMBRANCES       LAND         IMPROVEMENTS       TOTAL          IMPROVEMENTS

Atrium at Alpha Business Center
  Bloomington, Minnesota                    $       --     $  822,526       $ 7,571,190    $ 8,393,716        $  512,365

Applied Communications, Inc.
  Office Building
  Omaha, Nebraska                                           1,257,655         5,143,353      6,401,008           215,427

Franklin Park Distribution Center
  Franklin Park, Illinois                                     488,774         3,812,720      4,301,494           361,226

All properties                               4,643,712
                                            ----------     ----------       -----------    -----------        ----------

      Total                                 $4,643,712     $2,568,955       $16,527,263    $19,096,218        $1,089,018
                                            ==========     ==========       ===========    ===========        ==========



           COLUMN A                                                       COLUMN E
           --------                                                       --------


                                                                     GROSS AMOUNT AT WHICH
                                                                  CARRIED AT CLOSE OF PERIOD
                                                  ----------------------------------------------------------
                                                                         BUILDINGS AND
          DESCRIPTION                                LAND                IMPROVEMENTS               TOTAL

Atrium at Alpha Business Center
  Bloomington, Minnesota                          $  822,526             $ 8,083,555             $ 8,906,081

Applied Communications, Inc.
  Office Building
  Omaha, Nebraska                                  1,257,655               5,358,780               6,616,435

Franklin Park Distribution Center
  Franklin Park, Illinois                            488,774               4,173,946               4,662,720

All properties
                                                  ----------             -----------             -----------

      Total                                       $2,568,955             $17,616,281             $20,185,236
                                                  ==========             ===========             ===========


                                               COLUMN F            COLUMN G         COLUMN H               COLUMN I
                                               --------            --------         --------               --------
                                                                                                         LIFE ON WHICH
                                                                                                          DEPRECIATION
                                                                                                        IN LATEST INCOME
                                             ACCUMULATED            DATE OF           DATE                  STATEMENT
                                            DEPRECIATION          CONSTRUCTION      ACQUIRED               IS COMPUTED

Atrium at Alpha Business Center
  Bloomington, Minnesota                     $3,368,610               1981       March 28, 1985              35 years

Applied Communications, Inc.
  Office Building
  Omaha, Nebraska                             2,045,570               1984       January 22, 1986            35 years

Franklin Park Distribution Center
  Franklin Park, Illinois                     1,416,003               1972       December 16, 1986           35 years
                                            -----------

      Total                                  $6,830,183
                                            ===========


                                                                                                 (Continued)


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NOONEY REALTY TRUST, INC.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
------------------------------------------------------------------------------------------------------------------

                                                                                YEAR ENDED DECEMBER 31,
                                                                  ------------------------------------------------
                                                                      1998               1997             1996

(A) Reconciliation of amounts in Column E:

         Balance at beginning of period                           $20,308,876        $20,162,786       $20,156,116

         Add - Cost of improvements                                   223,891            182,817            29,569

         Less - Cost of disposals                                    (347,531)           (36,727)          (22,899)
                                                                  -----------        -----------       -----------

         Balance at end of period                                 $20,185,236        $20,308,876       $20,162,786
                                                                  ===========        ===========       ===========

(B) Reconciliation of amounts in Column F:

         Balance at beginning of period                           $ 6,539,243        $ 5,948,166       $ 5,344,765

         Add - Provision during the period                            638,471            627,804           626,300

         Less - Depreciation on disposals                            (347,531)           (36,727)          (22,899)
                                                                  -----------        -----------       -----------

         Balance at end of period                                 $ 6,830,183        $ 6,539,243       $ 5,948,166
                                                                  ===========        ===========       ===========

(C) The aggregate cost of real estate owned for
    federal income tax purposes                                   $20,185,236        $20,308,876       $20,162,786
                                                                  ===========        ===========       ===========


                                                                                                         (Concluded)

